Exhibit 99.1
CONTACT:
Jeffrey D. Pribor
Chief Financial Officer
General Maritime Corporation
(212) 763-5600
GENERAL MARITIME CORPORATION ANNOUNCES PROPOSED PRIVATE
PLACEMENT OF $300 MILLION OF SENIOR NOTES DUE 2017
New York, New York, October 29, 2009 — General Maritime Corporation (“General Maritime” or the “Company”) (NYSE: GMR) announced today that it intends to offer $300 million principal amount of senior unsecured notes due 2017, subject to market and other conditions, in a private placement. The notes will be offered and sold in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and in offshore transactions to non-United States persons in reliance on Regulation S under the Securities Act. General Maritime intends to use the net proceeds of the proposed offering to repay outstanding borrowings under its bank credit facilities and for other general corporate purposes.
This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the notes, and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The notes offered will not be registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
All statements in this press release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, our ability to access external sources of capital, uncertainties relating to the occurrence and success of capital-raising transactions, including securities offerings and bank financings, and those set forth under the captions “Forward-Looking Statements” and “Risk Factors” of the latest Form 10-K filed with the SEC as periodically updated by subsequently filed Forms 10-Q. Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.